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                                                                     Exhibit 5.1


                                                               December 22, 2000



Riverstone Networks, Inc.
5200 Great America Parkway
Santa Clara, CA 95054


Ladies and Gentlemen:

     This opinion is furnished to you in connection with a Registration Statement on Form S-1 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended, for the registration of 11,500,000 shares of Common Stock, par value $0.01 per share (the "Shares"), of Riverstone Networks, Inc. a Delaware corporation (the "Company"). The Shares are to be sold pursuant to an underwriting agreement (the "Underwriting Agreement") to be entered into among the Company and Morgan Stanley & Co. Incorporated, Chase H&Q, Lehman Bothers, Inc. and Salomon Smith Barney as representatives of the several underwriters
named in Schedule I to the Underwriting Agreement (the "Underwriters").    The
Shares consist of 10,000,000 shares being sold by the Company initially and 1,500,000 shares subject to an over-allotment option granted by the Company to the Underwriters.

     We have acted as counsel for the Company in connection with the issue and sale by the Company of the Shares. For purposes of our opinion, we have examined and relied upon such documents, records, certificates and other instruments as we have deemed necessary.

     We express no opinion as to the applicability or compliance with or effect of Federal law or of the law of any jurisdiction other than The Commonwealth of Massachusetts and the General Corporation Law of the State of Delaware.

     Based on the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the terms of the Underwriting Agreement, the Shares will be validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as part of the Registration Statement and to the use of our name therein and in the related prospectus under the caption "Legal Matters."


                                Very truly yours,

                                /s/  Ropes & Gray

                                Ropes & Gray